Exhibit 99.2

FOR IMMEDIATE RELEASE

April 1, 2024

	Contact:	Nelli Madden
732-577-9997

UMH PROPERTIES, INC. DECLARES PREFERRED DIVIDEND

FREEHOLD, NJ, April 1, 2024…......On April 1, 2024, the Board of Directors of UMH Properties, Inc. (NYSE:UMH) (TASE:UMH) declared a quarterly dividend of $0.3984375 per share for the period from March 1, 2024, through May 31, 2024, on the Company’s 6.375% Series D Cumulative Redeemable Preferred Stock payable June 17, 2024, to shareholders of record at the close of business on May 15, 2024. Series D preferred share dividends are cumulative and payable quarterly at an annual rate of $1.59375 per share.

UMH Properties, Inc., which was organized in 1968, is a public equity REIT that owns and operates 135 manufactured home communities containing approximately 25,800 developed homesites. These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana, Maryland, Michigan, Alabama, South Carolina and Georgia. UMH also has an ownership interest in and operates two communities in Florida, containing 363 sites, through its joint venture with Nuveen Real Estate.

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